Exhibit 1.1

Depositary Shares

LEHMAN BROTHERS HOLDINGS INC.

FORM OF

UNDERWRITING AGREEMENT

New York, New York

Dated the date set forth

In Schedule I hereto

To the Representative(s)
      named in Schedule I
      hereto, of the Underwriters
      named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), the number of shares identified in Schedule I hereto (the “Firm Shares”) of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”) identified in Schedule I hereto.  In addition, if so indicated in Schedule I the Company proposes to grant to the Underwriters an option to purchase up to an additional number of shares of the Preferred Stock identified in Schedule I hereto on the terms and for the purposes set forth in Section 2 (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares”.  The Shares are to be deposited by you or on your behalf against delivery of Depositary Receipts (the “Depositary Receipts”) to be issued by the depositary identified in Schedule I hereto (the “Depositary”), under a Deposit Agreement (the “Deposit Agreement”), among the Company, the Depositary and holders from time to time of the Depositary Receipts issued thereunder.  The Depositary Receipts will evidence Depositary Shares (the “Depositary Shares”), and each Depositary Share will represent the fraction of a share of Preferred Stock identified in Schedule I.  The number of Depositary Shares in respect of Firm Shares to be purchased by each Underwriter is identified in Schedule II.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representative(s)” shall each be deemed to refer to such firm or firms.  This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters named in Schedule II hereto.

1.             Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)           An “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”)) relating to the

Shares and the Depositary Shares (File No. 333-        ) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the Representative(s) of the Underwriters.  As used in this Agreement:

(i)                                     “Applicable Time” means the Applicable Time specified in Schedule I hereto on the date of this Agreement;

(ii)                                  “Base Prospectus” means the base prospectus filed as part of the  Registration Statement, in the form in which it has most recently been amended on or prior to the date of this Agreement, relating to the Shares and the Depositary Shares;

(iii)                               “Effective Date” means any date as of which any part of the  Registration Statement relating to the Shares and the Depositary Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iii)                               “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations (“Rule 433”)) in connection with the offering of the Shares and the Depositary Shares, including the Term Sheet;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Shares and the Depositary Shares, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”);

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433;

(vi)                              “Prospectus” means the Prospectus relating to the Shares and the Depositary Shares, including the Base Prospectus and any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b);

(vii)                           “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or Prospectus deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, and all exhibits to such registration statement; and

(viii)                        “Term Sheet” means the term sheet prepared pursuant to Section 5(a) of the Agreement and substantially in the form attached hereto in Schedule V.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares and the Depositary Shares filed with the Commission pursuant to Rule 424(b) and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any Annual Report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.

(b)                                 The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” eligible to use Form S-3 for the offering of the Shares and the Depositary Shares, including not having been an “ineligible issuer” (as such terms are defined in Rule 405) at any such time or date.

(c)                                  The Registration Statement conformed on the Effective Date and conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Delivery Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(d)                                 The documents incorporated by reference into any Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(f)                                    The Company has not made and will not make any offer relating to the Shares and the Depositary Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative(s) (which consent is deemed to have been given for any Issuer Free Writing Prospectus identified on Schedule IV hereto); the Company has complied and will comply with the requirements of Rule 433 with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Shares and the Depositary Shares are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the most recent Preliminary Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof).

(g)                                 The independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations.

(h)                                 In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Prospectus, such independent public accountants were independent public accountants, as required by the Securities Act and the Rules and Regulations, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(i)                                     The audited consolidated financial statements of the Company in the Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The unaudited consolidated financial statements of the Company, if any, included in the Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with Regulation S-X of the Rules and Regulations.

(j)                                     Except as described in or contemplated by the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole, from the dates as of which information is given in the most recent Preliminary Prospectus.

(k)                                  The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(l)                                     The Shares conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, are duly and validly authorized, and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable.  The Depositary Shares representing the Shares have been duly and validly authorized by the Company; and assuming the due execution by the Depositary of the Deposit Agreement and the due execution by the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by or on behalf of the Underwriters of the Shares with the Depositary pursuant to the Deposit Agreement, the Depositary Shares will represent legal and valid interests in the Shares and the Depositary Receipts will constitute valid evidence of such interests in the Shares and will be entitled to the benefits of the Deposit Agreement.

(m)                               The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing.  The Deposit Agreement conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(n)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The execution and delivery of this Agreement by the Company, the execution and delivery of the Deposit Agreement, the issuance of the Shares by the Company or compliance by the Company with all of the provisions of this Agreement, the Deposit Agreement and the Shares will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, (ii) result in a violation of the organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of its Significant Subsidiaries or their property, except in the case of clauses (i) and (iii) above for such conflict or violation that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition or results of operations of the Company or the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(p)                                 Except as set forth in the most recent Preliminary Prospectus or as required by the Securities Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement or the Deposit Agreement.  “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(q)                                 Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration, except for such jurisdictions in which the failure to qualify, to be in good standing or to register would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Each of the Company and the Significant Subsidiaries holds all licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all rights necessary for the conduct of such business and has not, to the Company’s knowledge, received any notice of conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Neither the Company nor any of the Significant Subsidiaries is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as may be disclosed in the most recent Preliminary Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(r)                                    Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus.

(s)                                  Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t)                                    The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares or shares of the Preferred Stock.

(u)                                 The Company is not, after giving effect to the offering and sale of the Shares and the Depositary Shares and the application of the proceeds thereof as described in the most recent Preliminary Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)                                 The certificates delivered pursuant to paragraph (e) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Shares and the Depositary Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

2.                                       Sale and Purchase of the Shares.  The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of each Underwriter in Schedule II hereto.  The obligations of the Underwriters under this Agreement are several and not joint.

In addition, the Company grants to the Underwriters an option to purchase up to an additional number of Option Shares indicated in Schedule I hereto.  Each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Option Shares set forth opposite the name of each Underwriter in Schedule II hereto.

The price of both the Firm Shares and any Option Shares shall be the price per share indicated in Schedule I hereto.

3.                                       Delivery and Payment.  Delivery by the Company of the Firm Shares to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of immediately available (federal) funds to, or upon the order of, the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “First Delivery Date”).  The certificates representing the Firm Shares will be delivered by the Representative(s) to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares issued in respect of such Firm Shares.  Such Depositary Receipts shall be issued in such denominations and registered in such names as the Representative(s) shall request, and will be delivered through the facilities of The Depository Trust Company (“DTC”) unless the Company and the Representative(s) shall otherwise agree.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative(s); provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Depositary Receipts representing Depositary Shares in respect of such Option Shares as to which the option is being exercised, the names in which such Depositary Receipts are to be registered, the denominations in which such Depositary Receipts are to be issued and the date and time, as determined by the Representative(s), when such Depositary Receipts are to be delivered provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Shares are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes referred to as a “Delivery Date”.

Delivery by the Company of the Option Shares to the Representative(s) for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of immediately available (federal) funds to, or upon the order of, the Company shall take place at the office and at the time specified in Schedule I hereto, on the Second Delivery Date, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof.  The certificates representing the Option Shares will be delivered by the Representative(s) to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares issued in respect of such Option Shares.  Such Depositary Receipts shall be issued in such denominations and registered in such names as the Representative(s) shall request, and will be delivered through the facilities of DTC unless the Company and the Representative(s) shall otherwise agree.

4.                                       Offering by Underwriters.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed any Preliminary Prospectus and the Pricing Disclosure Package and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative(s) agree that, as soon as the Representative(s) believe the offering of the Depositary Shares has been terminated, the Representative(s) will so advise the Company.

Each Underwriter severally represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make, any offer relating to the Shares and the Depositary Shares that would constitute a “free writing prospectus” (as defined in Rule 405), without the prior written consent of the Company and the Representative(s), other than one or more free writing prospectuses relating to the Shares and the Depositary Shares containing customary information not inconsistent with the Term Sheet prepared and filed by the Company pursuant to Section 5(a) below.

If the Shares and the Depositary Shares are offered outside of the United States, the Underwriters further agree to make the representations and warranties to the Company as set forth in Schedule III.

5.                                       Agreements.  The Company agrees with the several Underwriters that:

(a)                                  The Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) as required thereby and will prepare the final term sheet substantially in the form set forth on Schedule V hereto and approved by the Representative(s) and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations (“Rule 433(d)”) as required thereby.  The Company will promptly advise the Representative(s) (A) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when any amendment to the Registration Statement relating to the Shares and the Depositary Shares shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Prospectus or any Preliminary Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement or any part thereof or the initiation or threat of any stop order proceeding and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued, (E) of the receipt by the Company of any notification by the Commission of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations and (F) of the receipt by the Company of any order with respect to the suspension of the qualification of the Shares and the Depositary Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.  The Company will use its best efforts to prevent the issuance of any order referred to in clause (D) or (F) and, if issued, to obtain as soon as possible the withdrawal thereof.  In the event of its receipt of any notification referred to in clause (E), the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares and the Depositary Shares by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).  Prior to receipt of the advice to be given by the Representative(s) pursuant to Section 6, (x) the Company will not file any amendment of the Registration Statement or amendment or supplement to the Prospectus (except an amendment or supplement to the Prospectus that is deemed to be incorporated by reference in the Prospectus pursuant to Form S-3) without the consent of the Representative(s), and (y) the Company will not file any document that would be deemed to be incorporated by reference in the Prospectus pursuant to Form S-3 without delivering to the Representative(s) a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representative(s) as to any comments which the Representative(s) make in a timely manner with respect to the document so delivered.

(b)                                 Subject to the last sentence of the immediately preceding paragraph, if, at any time during which a prospectus relating to the Shares and the Depositary Shares (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required to be delivered under the Securities Act, any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pricing Disclosure Package or the Prospectus to comply with the Securities Act , the Company will notify the Representative(s) promptly to suspend solicitation of purchases of the Shares and the Depositary Shares; and if the Company shall decide to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Prospectus, it will promptly advise the Representative(s) by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any amendment of the Registration Statement containing an amended Prospectus to be made effective as soon as possible.

(c)                                  The Company will deliver to the Representative(s), without charge, (i) signed copies of the Registration Statement and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before the First Delivery Date (excluding exhibits) as the Representative(s) may reasonably request.

(d)                                 During such period as a prospectus (or in lieu thereof, the notice referred to in Rule 172 of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, the Company will deliver, without charge to the Representative(s) and to Underwriters and dealers, at such office or offices as the Representative(s) may designate, as many written and electronic copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus as the Representative(s) may reasonably request.

(e)                                  The Company will not make any offer relating to the Shares and the Depositary Shares that would constitute an Issuer Free Writing Prospectus (other than the Term Sheet prepared and filed pursuant to Section 5(a) hereof) without the prior written consent of the Representative(s).

(f)                                    The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d), will retain in accordance with Rule 433(g) of the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative(s) and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative(s) may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)                                 The Company will make generally available to its security holders and to the Representative(s) as soon as practicable an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations under the Securities Act.

(h)                                 The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Shares and the Depositary Shares for offering and sale under the laws of such jurisdictions as the Representative(s) may designate and will maintain such qualifications in effect so long as required for the sale of the Shares and the Depositary Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i)                                     If the Company has applied for the listing of the Shares or Depositary Shares on a securities exchange, it will use its best efforts to cause such listing to be approved as soon as possible.

(j)                                     For a period beginning at the time of execution of this Agreement and ending on the First Delivery Date, without the prior consent of the Representative(s), the Company will not offer, sell, contract to sell or otherwise dispose of any shares of preferred stock of the Company (other than the Shares and the Depositary Shares), or sell or grant options, rights or warrants with respect to any shares of preferred stock of the Company, in each case substantially similar to the Preferred Stock (including, without limitation, with respect to dividend rights and rights on liquidation, winding-up and dissolution payments, maturity and other material terms of the Preferred Stock).

(k)                                  The Company will pay the required Commission filing fees relating to the Shares and the Depositary Shares within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(l)                                     If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative(s) and to file such prospectus pursuant to Rule 424(b) not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative(s) promptly after reasonable notice thereof.

(m)                               The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to each Delivery Date and to satisfy all conditions precedent to the delivery of the Shares and the Depositary Shares.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and each Delivery Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative(s) or to counsel to the Underwriters identified on Schedule I hereto (“Underwriters’ Counsel”) pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to each of the following additional conditions precedent:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings pursuant to the Rules and Regulations and all filings (including, without limitation, the Term Sheet) required by Rule 433 or Rule 424(b) shall have been made within the periods required by such Rules, and no such filings will have been made without the consent of the Representative(s).

(b)                                 No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or suspending the qualification of the Indenture, shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative(s).

(c)                                  The Company shall have furnished to the Representative(s) the opinion of the Chief Legal Officer, General Counsel or an Associate General Counsel of the Company, addressed to the Underwriters and dated each Delivery Date, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power to conduct the businesses in which it is engaged as described in the Prospectus. Each of the Significant Subsidiaries that is incorporated under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is a duly incorporated and validly existing corporation in good standing under the law of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as described in the Prospectus. Each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing in its jurisdiction of incorporation and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it requires such qualification or registration, except for such jurisdictions where the failure to so qualify, to be in good standing or to register would not have a Material Adverse Effect.

(ii)                                  All the outstanding shares of capital stock of the Domestic Significant Subsidiaries have been duly authorized and are validly issued and outstanding and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(iii)                               The Deposit Agreement, the Shares, the Depositary Shares and the Depositary Receipts conform in all material respects to the descriptions thereof contained in the Prospectus.

(iv)                              The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the Depositary Shares representing the Shares delivered on such Delivery Date have been duly and validly authorized by the Company; and assuming the due execution by the Depositary of the Deposit Agreement and the due execution by the Depositary and, if required by the Deposit Agreement, the Registrar of the Depositary Receipts in accordance with the terms of the Deposit Agreement and upon the deposit by or on behalf of the Underwriters of the Shares with the Depositary pursuant to the Deposit Agreement, such Depositary Shares will represent legal and valid interests in the Shares delivered on such Delivery Date and the Depositary Receipts will constitute valid evidence of such interests in such Shares and will be entitled to the benefits of the Deposit Agreement.

(v)                                 There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel.

(vi)                              No consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement or the compliance by the Company with the provisions of the Deposit Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act under state securities laws and Blue Sky laws of any jurisdiction.

(vii)                           Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

(viii)                        Except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that is required to be disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(ix)                                To such counsel’s knowledge, neither the Company nor any of the Domestic Significant Subsidiaries is in violation of its corporate charter or by-laws, nor in default under any agreement, indenture or instrument known to such counsel, which violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)                                   This Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or the Domestic Significant Subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or the Domestic Significant Subsidiaries is a party or bound, or result in a violation of the corporate charter or by-laws of the Company or the Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, the Domestic Significant Subsidiaries or any of their respective properties, the effect of which conflict, violation or default might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xi)                                The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect, to general equitable principles (whether considered in a proceeding at law or in equity) and to an implied covenant of good faith and fair dealing.

(xii)                             The Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company.

(xiii)                          The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements and notes thereto or the schedules or other financial or statistical data or any Form T-1 under the Trust Indenture Act of 1940, as amended (each, a “Form T-1”), included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xiv)                         If the Shares or the Depositary Shares, as the case may be, are to be listed on the NYSE, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Shares or the Depositary Shares, as the case may be, with the NYSE, and such counsel has no reason to believe that the Shares or the

Depositary Shares, as the case may be, will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters stated in paragraph (iii) of this subsection (c)), such counsel has no reason to believe that (A) the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Prospectus as of its date and as of such Delivery Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except, with respect to (A), (B) and (C) above, that no statement need be made as to the financial statements and notes thereto or the schedules or other financial or statistical data or any Form T-1 included or incorporated by reference therein).  In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company and public officials.

(d)                                 The Representative(s) shall have received from Underwriters’ Counsel such opinion or opinions, dated the day of such Delivery Date, with respect to the issuance and sale of the Shares and the Depositary Shares, the Depositary Agreement, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Representative(s) a certificate of its Chief Executive Officer, its President, Chief Operating Officer, Chief Administrative Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of the Delivery Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Delivery Date with the same effect as if made on such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company;

(iii)                               The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (x) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) the Prospectus did not, as of its date, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the applicable Effective Date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

(f)                                    At each Delivery Date, a nationally recognized independent registered public accounting firm shall have furnished to the Representative(s) a letter, dated the day of such Delivery Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Representative(s), stating in effect that:

(i)                                     In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included in the Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

(ii)                                  On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company, who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

(A)                              any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder;

(B)                                the unaudited capsule information of the Company and its subsidiaries, if any, included in the Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Prospectus;

(C)                                (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, as compared to amounts shown in the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, there was any change in the capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries and (II) from the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus to the latest date as of which the Company and its subsidiaries have monthly financial statements, there was any consolidated loss from operations before taxes or consolidated net loss of the Company and its subsidiaries; or

(D)                               as of a specified date no more than three business days prior to the date of the letter, as compared to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Prospectus, there was any change in capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Representative(s).

(iii)                               If pro forma financial statements are included in the Registration Statement or the Prospectus, (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)                              They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including specified information, if any, included or incorporated from the Company’s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company’s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(g)                                 Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)                                 Since the date of the latest audited financial statements included or incorporated in the most recent Preliminary Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which is, in the judgment of the  Representative(s), so  material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares and the Depositary Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Preliminary Prospectus or the Prospectus;

(i)                                     Prior to each Delivery Date, the Company shall have furnished to the Representative(s) such further information, certificates and documents as the Representative(s) or Underwriters’ Counsel may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative(s) or Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative(s) and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, each Delivery Date by the Representative(s).  Notice of such cancellation shall be given to the Company in writing, or by telegraph confirmed in writing.

7.                                       Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Depositary Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Deposit Agreement, any other document identified in Schedule I hereto and any other related documents in connection with the offering, purchase, sale and delivery of Depositary Shares; (e) the filing fees incident to securing any applicable review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Depositary Shares; (f) any applicable listing or other fees; (g) all costs and expenses incident to the rating of the Depositary Shares by one or more rating agencies, (h) the fees and expenses of qualifying the Depositary Shares under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing any Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Depositary Shares which they may sell and the expenses of advertising any offering of the Depositary Shares made by the Underwriters.

8.                                       Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” filed or required to be filed pursuant to Rule 433(d) used or referred to in any “free writing prospectus” (as defined in Rule 405) with the consent of the Company and used or referred to by any Underwriter,  (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Representative(s) by or on behalf of such Underwriters specifically for use in connection with the preparation thereof (which information is specified in Section 8(e) hereof). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees and each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative(s) by or on  behalf of that Underwriter specifically for inclusion therein (which information is specified in Section 8(e) hereof), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative(s) in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Depositary Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Depositary Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Depositary Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm and the Company acknowledges and agrees that the concession and reallowance figures in the Prospectus or the most recent Preliminary Prospectus for the Depositary Shares and the paragraphs appearing under the captions “Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” in the sections entitled “Plan of Distribution” in the Base Prospectus and “Underwriting” in the most recent Preliminary Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company specifically for inclusion therein.

9.                                       Default by an Underwriter.  If, on either Delivery Date, any one or more Underwriters shall fail to purchase and pay for all of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Depositary Shares in respect of Firm Shares set forth opposite their names in Schedule II hereto bear to the aggregate number of Depositary Shares in respect of Firm Shares set opposite the names of the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date shall exceed 9.09% of the aggregate number of the Shares, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the particular Delivery Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.                                 Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative(s), by notice given to the Company at or prior to delivery of and payment for all the Shares and the Depositary Shares, if, prior to that time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the public offering or delivery of the Depositary Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

11.                                 Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Depositary Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Depositary Shares, and upon demand the Company shall pay the full amount thereof to the Representative(s).  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                                 Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Shares.

13.                                 Notices.  All communications hereunder will be in writing, and, if sent to the Representative(s) will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company will be mailed, delivered, telegraphed or telexed and confirmed to it at 745 Seventh Avenue, New York, New York 10019, Attention: Treasurer.

14.                                 Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.                                 No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering and sale of the Shares and the Depositary Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares and the Depositary Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 8 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and except as provided in Section 8 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

17.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By:
Title:

Acting on behalf of any other

Representative named in

Schedule I annexed hereto and

the several Underwriters named

in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting Agreement:

Registration Statement No. 333-

Representative and Address:	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: Fixed Income Syndicate

With a copy to:

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019 Attention: General Counsel

Description of Depositary Shares and Shares:

Title of Preferred Stock:

Number of Firm Shares:

Number of Depositary Shares in respect of Firm Shares:

Maximum number of Option Shares:

Maximum number of Depositary Shares in respect of Option Shares:

Price per Share:

Price to Public per Share:

Price to Public per Depositary Share:

Time of payment of dividends on Shares:

Sinking fund provisions:

Redemption provisions:

Repayment provisions:

Listing:

Depositary: [                ]

Deposit Agreement: Deposit Agreement to be dated [                ] among the Company, the Depositary and the holders from time to time of the Depositary Receipts

Applicable Time: [          ] [a.m.][p.m.] (New York City time)

Underwriters’ Counsel:

[Other terms to be added as required]

First Delivery Date, Time and Location:

Date:

Time:	[ ] [a.m.][p.m.] (New York City time)
Location:	Lehman Brothers Holdings Inc. 745 Seventh Avenue New York, New York 10019

SCHEDULE II

UNDERWRITERS	NUMBER OF DEPOSITARY SHARES IN RESPECT OF FIRM SHARES PURCHASED	NUMBER OF DEPOSITARY SHARES IN RESPECT OF OPTION SHARES PURCHASED
Lehman Brothers Inc	$	$
[Any other underwriters]	[$ ]	[$ ]
Total

SCHEDULE III

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Representative has represented and agreed, and each Underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Depositary Shares to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Depositary Shares to the public in that Relevant Member State:

(a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Depositary Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Depositary Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe the Depositary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Representative has represented and agreed, and any Underwriters will be required to represent and agree, that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Depositary Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Depositary Shares in, from or otherwise involving the United Kingdom.

General

The Underwriters will have agreed that they, to their best knowledge after due inquiry, will comply with all applicable laws and regulations in force in any jurisdiction in which they offer or sell the Depositary Shares or possesses or distributes the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any other offering material and will obtain any consent, approval or permission required by them for the offer or sale by them of the Depositary Shares under the laws and regulations in force in any jurisdiction to which they are subject or in which they make such offers or sales.

SCHEDULE IV

Issuer Free Writing Prospectuses

•                  Term Sheet, dated             , 20    , relating to the Shares and the Depositary Shares as filed pursuant to Rule 433 under the Securities Act and attached as Schedule V hereto

•                  [                ]

SCHEDULE V

[Form of Term Sheet]